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                                                                     EXHIBIT 5.1

                                 August 26, 2005

The Board of Directors
of The Greenbrier Companies, Inc.

            Re: Registration Statement on Form S-8

Gentlemen:

            We have acted as counsel to The Greenbrier Companies, Inc., (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") covering 1,166,636 shares of common stock, $0.001 par value, of the Company (the "Original Issuance Shares") to be issued under the Company's 2005 Stock Incentive Plan (the "Plan") and up to 1,300,000 shares of Common Stock, $0.001 par value, to be offered by certain selling stockholders pursuant to the reoffer prospectus included therein (the "Reoffer Prospectus").

            In our capacity as such counsel, we have reviewed the corporate actions of the Company in connection with this matter and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents or other evidence as we have deemed necessary or appropriate for the purposes of the opinion hereinafter expressed.

            Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that (1) the Original Issuance Shares have been duly authorized by all necessary corporate action of the Company and (2) when the Company issues the Original Issuance Shares as contemplated by the Registration Statement and in accordance with the Plan (and in accordance with the terms of any written options, option certificates or agreements, stock grant certificates or agreements or other agreements which are issued or entered into pursuant to the terms and conditions of the Plan) and receives consideration therefor in accordance with the Plan, the Original Issuance Shares will be validly issued, fully paid and non-assessable. We are members of the bar of the State of Oregon and are expressing our opinion only as to matters of Oregon law.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Reoffer Prospectus. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the Act.

            Very truly yours,

            /s/ Tonkon Torp LLP
            Tonkon Torp LLP